Exhibit 99.1

ATC Healthcare Announces Second Quarter 2006 Results of Operations; Sales grow 5% over the first quarter

    LAKE SUCCESS, N.Y.--(BUSINESS WIRE)--Oct. 17, 2005--ATC
Healthcare, Inc. (AMEX:AHN - News), a national leader in medical staffing, today reported results for its second quarter of fiscal year end 2006, which ended August 31, 2005.

    Three Month Results

    Revenues for the second quarter ended August 31, 2005 were $17.9 million compared to $17.5 million (net of discontinued operations) for the quarter ended August 31, 2004. Service costs were 76.5% of total revenues in the second quarter of fiscal year end 2006 as compared to 78.4% for the second quarter of fiscal year 2005. Income from operations for the quarter ended August 31, 2005 equaled $178 thousand versus a loss of $(758) thousand for the quarter ended August 31, 2004. Net loss for the quarter ended August 31, 2005 was $(494) thousand or $(.02) per basic and diluted share versus a net loss of $(248) thousand including income from discontinued operations of $227 thousand or a loss of $(.01) per basic and diluted share for the quarter ended August 31, 2004.

    Six Month Results

    ATC reported revenues of $34.9 million (net of discontinued operations) for the first six months of fiscal 2006, as compared to revenue of $36.3 million (net of discontinued operations) for the first six months of fiscal 2005. Service costs were 77.0% of total revenues for the first six months of fiscal 2006 as compared to 76.7% for the first six months of fiscal 2005. Loss from operations was $(107) thousand for the six months ended August 31, 2005 as compared to $(658) thousand for the same period last year. The Company recorded a net loss of $(1.8) million including a loss from discontinued operations of $(577) thousand (or $(.07) per basic and diluted share for the first six months of fiscal 2006 versus net loss of $(286) thousand including income from discontinued operations of $472 thousand or $(.01) per basic and diluted share for the first six months of fiscal 2005.

    "We continue to see growth quarter over quarter and are optimistic that this can continue for the rest of the year. During the second quarter we completed the restructure of our balance sheet by converting over $8.1 million in debt to preferred stock. In addition, we are pleased with the growth in our government division and recent announcements about a $4 million award in New Jersey and participating in a contract with the Department of Health and Human Services that could bring $10 million in sales annually. Finally, we've begun to see the release of escrow funds from the sale of our AllCare Division", stated David Savitsky, Chief Executive Officer.

    In conjunction with this release, management will host a teleconference Thursday, October 20, 2005 at 2 pm Eastern Time. The dial in number for the call Domestic code 1-800-946-0741 Code 4216868. There will be a 48 hour replay. The replay number is 888-203-1112 Code 4216868.

    About ATC Healthcare, Inc.

    ATC is a national leader in medical staffing personnel to hospitals, nursing homes, clinics, and other health care facilities with 52 locations in 31 states. ATC provides supplemental staffing, outsourcing and human resources solutions to hospitals, nursing homes, medical and research facilities and industry. Drawing from a pool of over 15,000 healthcare professionals spanning more than 50 specialties, the Company supplies both clinical and non-clinical personnel for short-term, long-term, and "traveling" contract assignments. To learn more about the company's services, visit their web site at www.atchealthcare.com.

    This press release contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in ATC Healthcare, Inc. Annual Report on Form 10-K/A for the year ended February 28, 2005 as filed with the Securities and Exchange Commission on September 26, 2005.



ATC HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)


                     For the Three Months         For the Six Months
                            Ended      (unaudited)      Ended

                     August 31,  August 31,     August 31,  August 31,
                        2005       2004           2005        2004
REVENUES:
 Service revenues      $17,932    $17,571       $34,942     $36,254
-------------------------------------------------------------------

COSTS AND EXPENSES:
 Service costs         $13,691    $13,825        26,911      27,819
 General and
  administrative
  expenses               3,936      4,340         7,853       8,761
 Depreciation and
  amortization             127        164           285         332
-------------------------------------------------------------------
   Total operating
    expenses            17,754     18,329        35,049      36,912
-------------------------------------------------------------------

INCOME (LOSS) FROM
 OPERATIONS                178       (758)         (107)       (658)
-------------------------------------------------------------------

INTEREST AND OTHER
 EXPENSES (INCOME):
 Interest expense, net     710        555         1,241       1,101
 Other expense (income),
  net                      (63)      (689)          (87)       (701)
-------------------------------------------------------------------
  Total interest and
   other expenses
   (income)                647       (134)        1,154         400
-------------------------------------------------------------------

LOSS FROM CONTINUING
 OPERATIONS BEFORE
 INCOME TAXES             (469)      (624)       (1,261)     (1,058)

INCOME TAX PROVISION
 (BENEFIT)                  25       (149)           50        (300)
-------------------------------------------------------------------

LOSS FROM CONTINUING
 OPERATIONS               (494)      (475)       (1,311)       (758)
-------------------------------------------------------------------

DISCONTINUED OPERATIONS:
(LOSS) INCOME FROM
 DISCONTINUED OPERATIONS
NET OF TAX PROVISION FOR
 THE THREE MONTHS OF $0
 IN 2005 AND $176 in
 2004 AND FOR THE SIX
 MONTHS OF $0 AND $352
 RESPECTIVELY               --        227          (577)        472
-------------------------------------------------------------------

NET LOSS                  (494)      (248)       (1,888)       (286)
-------------------------------------------------------------------

Dividends accreted to
 Preferred Shareholders     17         17            34          34
-------------------------------------------------------------------

NET LOSS ATTRIBUTABLE
 TO COMMON SHAREHOLDERS   (511)      (265)      $(1,922)    $  (320)
===================================================================

(LOSS) INCOME EARNINGS
 PER SHARE:

(LOSS) FROM CONTINUING
 OPERATIONS:
(LOSS) PER COMMON
 SHARE - BASIC         $  (.02)   $  (.02)      $  (.05)    $  (.03)
                       ============================================
(LOSS) PER COMMON
 SHARE - DILUTED       $  (.02)   $  (.02)      $  (.05)    $  (.03)
                       ============================================

(LOSS) INCOME FROM
 DISCONTINUED OPERATIONS:
(LOSS) INCOME PER
 COMMON SHARE-BASIC    $  (.00)   $   .01       $  (.02)    $   .02
                       ============================================
(LOSS) INCOME PER
 COMMON SHARE-DILUTED  $  (.00)   $   .01       $  (.02)    $   .02
                       ============================================

NET LOSS
(LOSS) PER COMMON
SHARE-BASIC            $  (.02)   $  (.01)      $  (.07)    $  (.01)
                       ============================================
(LOSS) PER COMMON
 SHARE-DILUTED         $  (.02)   $  (.01)      $  (.07)    $  (.01)
                       ============================================

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING
 Basic                  29,674     24,925        28,585      24,918
===================================================================
 Diluted                29,674     24,925        28,585      24,918
===================================================================

    CONTACT: Investor:
             BPC Financial Marketing
             John Baldissera, 800-368-1217
                 or
             ATC Healthcare, Inc.
             David Savitsky, 516-750-1681
             dsavitsky@atchealthcare.com
                 or
             Andrew Reiben, 516-750-1663
             areiben@atchealthcare.com